UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2012 (June 1, 2012)

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Road Springfield, OH 45502-9032
(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  AdCare Health Systems, Inc. (the “Company”) is filing this Amendment No. 1 to Current Report on Form 8-K/A (“Amendment No. 1”) to amend Item 5.07 of the Company’s Current Report on Form 8-K dated June 1, 2012 and filed on June 7, 2012 (the “Original Form 8-K”).  The Original Form 8-K reported, among other things, the results of the Company’s Annual Meeting of Shareholders held on June 1, 2012 and, in doing so, reported that the Company’s shareholders had approved the proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Company stock from 30,000,000 presently authorized to 60,000,000 shares (the “Charter Amendment”).  As a result of an inadvertent clerical error recently discovered by the Company, the Company has concluded that the proposal to adopt the Charter Amendment was not approved by the requisite vote of the Company’s shareholders at the Annual Meeting. This Amendment No. 1 also sets forth the correct number of broker non-votes for each proposal.

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

The disclosure appearing under Item 5.07 of the Original Form 8-K is hereby amended and restated to read in its entirety as follows:

The matters voted upon at the Annual Meeting held on June 1, 2012 and the results of the vote were as follows:

Proposal 1: To elect three directors of the Company each to serve a three year term expiring at the Annual Meeting of Shareholders to be held in 2015.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey L. Levine	5,401,026	207,534	6,132,340
David A. Tenwick	4,872,225	736,335	6,132,340
Gary L. Wade	4,753,975	854,585	6,132,340

All director nominees were duly elected.

Proposal 2: To amend the Company’s Articles of Incorporation to increase the number of authorized shares of Company stock from 30,000,000 presently authorized to 60,000,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,137,848	1,458,461	12,251	6,132,340

The proposal was not approved.

Proposal 3: To amend the Company’s 2011 Stock Incentive Plan to increase the maximum number of shares of Company stock that may be used under such Plan from the current maximum of 1,000,000 to an aggregate of 2,000,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,222,992	1,365,433	20,135	6,132,340

The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2012	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer